EXHIBIT 99.1

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press release

i2 Announces Change of Date and Time for Fourth Quarter 2002 Results Conference Call

DALLAS – January 24, 2003 – i2 Technologies, Inc. (Nasdaq: ITWO), the leading provider of end-to-end supply chain management solutions, today announced a change in the date and time it intends to release results for the fourth quarter 2002. The company intends to release its announcement Monday, January 27, before the stock market opens. Following the release, Company management will host a conference call with investors at 7:30 a.m. CST. The call will be open to the public via the company’s Web site at http://www.i2.com/investor.

A conference call replay will be available for approximately 24 hours following the call. To access the replay, dial 800-475-6701, and enter passcode: 662325. The replay will also be available via the company’s Web site at http://www.i2.com/investor.

About i2

The leading provider of end-to-end supply chain management solutions, i2 designs and delivers software that helps customers optimize and synchronize activities involved in successfully managing supply and demand. More than 1,000 of the world’s leading companies, including seven of the Fortune global top 10, have selected i2 to help solve their most critical supply chain challenges. Founded in 1988 with a commitment to customer success, i2 remains focused on delivering value by implementing solutions designed to provide a rapid return on investment. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. i2 Technologies, Inc.